UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2017

Date of Report (Date of earliest event reported)

M101 CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 20.03, Plaza 138 Jalan Ampang Kuala Lumpur, Malaysia	50450
(Address of principal executive offices)	(Zip Code)

+603.2181.0150

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2017, M101 Corp., a Nevada corporation (“MOZO”) entered into a Heads Of Agreement with Meridian 101 Degree Sdn. Bhd., a corporation organized and existing under the laws of Malaysia (“Meridian101”) to explore and negotiate in relation to a proposed acquisition by MOZO, which may involve, but not limited to, the assets or equity interests of Meridian.

Meridian 101 is the beneficial owner of a freehold land located at Jalan Kamunting, 50300 KL and the developer of Meridian 101 Dang Wangi. The subject property is found in an area popularly referred to as “heritage row”.  It is located within an established commercial area developed with high rise and medium rise residential, office building as well as shopping complexes.

Meridian 101 owns the assets, which are located within the Meridian 101 Dang Wangi project):

- Private car park office at ground floor;

- 12th floor for the office and lobby;

- Private function room on the 24th floor;

- Private AV room on the 24th floor;

- Private terrace on the roof top (25th floor; a 3-story glass house for sky bar is still under construction); and

- An automated/mechanical car park with 120 bays.

The parties expect to determine the terms of the acquisition and complete the transaction within the next six (6) months. The acquisition is subject to additional conditions, including completion of a satisfactory due diligence review of Meridian 101’s assets, operations and financial statements and approval by MOZO’s Board of Directors.

Dato Yap Tinga Hau and his wife, Datin Chan Heng Si, are officers and directors of MOZO and are members Meridian 101’s six-member Board of Directors. Dato Yap and Datin Chan are also the sole owners of Vertical Meridian Sdn Bhd, a Malaysian corporation, which owns a sixty-five percent (65%) stake in Meridian 101.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M101 CORP.

Date: December 22, 2017	By:	/s/ Datin Chan Heng Si
Datin Chan Heng Si
Chief Executive Officer (Principal Executive Officer)

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